Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT AGREEMENT dated as of October 4, 2011 (this “Agreement”), to Amended and Restated Credit Agreement dated as of April 16, 2009, as amended by that certain First Amendment, dated as of May 15, 2009 (the “Original Credit Agreement”), among LEVEL 3 COMMUNICATIONS, INC. (“Level 3”), LEVEL 3 FINANCING, INC., as Borrower (the “Borrower”), the LENDERS party thereto, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arranger and Joint Bookrunner, MORGAN STANLEY & CO. INCORPORATED, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Sole Bookrunner for the Tranche B Term Loans, CITIGROUP GLOBAL MARKETS, INC., CREDIT SUISSE SECURITIES (USA) LLC and WACHOVIA BANK, N.A., as Co-Documentation Agents, and MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Original Credit Agreement or the Restated Credit Agreement (as defined below), as the context may require.

Level 3 has entered into an agreement and plan of amalgamation dated as of April 10, 2011 (together with all exhibits and schedules thereto, and all definitive documentation relating thereto, the “Acquisition Agreement”) with Apollo Amalgamation Sub, Ltd., an exempt company with limited liability organized under the laws of Bermuda (“AcquireCo”), and Global Crossing Limited, an exempt company with limited liability organized under the laws of Bermuda (“Global Crossing”), pursuant to which AcquireCo and Global Crossing will amalgamate with the amalgamated entity, Level 3 GC, Ltd. (“Level 3 GC”), surviving as a direct or indirect Wholly Owned Subsidiary of Level 3 (the “Acquisition”).

In connection with the Acquisition and on or prior to the Second Restatement Effective Date (as defined below), (a) Global Crossing will repay or prepay (or the Borrower will tender for and cancel or otherwise cause to be extinguished) (i) the Existing Global Crossing Notes (as defined below) and (ii) all other Indebtedness of Global Crossing and its Subsidiaries to the extent such other Indebtedness would not be permitted under the Restated Credit Agreement as of the Second Restatement Effective Date after giving effect to the Transactions (as defined below) (collectively, the “Existing Global Crossing Debt Repayment”), (b) the Borrower will obtain the Tranche B II Term Loans, (c) the Borrower will assume the obligations under and obtain the proceeds of senior unsecured notes in an aggregate principal amount of not more than $1,200,000,000 previously issued by an Unrestricted Subsidiary of the Borrower (the “Senior Notes”), (d) Level 3 GC shall, by way of contribution, merger or other means of transfer, become a direct or indirect Wholly Owned Subsidiary of the Borrower and (e) Level 3 and the Borrower will pay the fees, expenses and premiums incurred in connection with the foregoing.  The Acquisition, the Existing Global Crossing Debt Repayment, the incurrence of the Tranche B II Term Loans, the issuance of the Senior Notes and the other transactions contemplated hereby are collectively referred to herein as the “Transactions”.

References herein to the “Existing Global Crossing Notes” shall mean, collectively, the (a) (i) 10.75% Senior Secured Notes due 2014 and (ii) 11.75% Senior Secured Notes due 2014, in each case issued by Global Crossing (UK) Finance PLC and (b) (i) 12.00% Senior Secured Notes due 2015 and (ii) 9.00% Senior Unsecured Notes due 2019, in each case issued by Global Crossing.

Pursuant to Section 9.02(d) of the Original Credit Agreement, (a) the Original Credit Agreement and the other Loan Documents may be amended to establish, among other things, one or more additional classes of term loans by an agreement in writing entered into by Level 3, the Borrower, the Administrative Agent, the Collateral Agent and each person (including any Lender) agreeing to make such additional term loans, but without the consent of any other Lender, (b) the Borrower has requested that the Tranche B II Term Lenders make Tranche B II Term Loans available to the Borrower in an aggregate principal amount of $650,000,000 on the terms provided for herein and in the Restated Credit Agreement, the net proceeds of which, together with additional funds of the Borrower, will be advanced by the Borrower to Level 3 LLC on the Second Restatement Effective Date in an amount equal to the aggregate principal amount of the Tranche B II Term Loans made, against delivery of the Loan Proceeds Note (as increased by the amount of $650,000,000 to evidence such loan made by the Borrower to Level 3 LLC on the Second Restatement Effective Date), and (c) the Tranche B II Term Lenders are willing to become parties hereto and to the Restated Credit Agreement, and to extend Tranche B II Term Loans having the terms and conditions provided for herein and in the Restated Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment and Restatement of the Original Credit Agreement, the Collateral Agreement and the Loan Proceeds Note.  (a)  Effective as of the Second Restatement Effective Date, the Original Credit Agreement (excluding, except as expressly set forth herein, any schedule or exhibit thereto, each of which shall remain as in effect immediately prior to the Second Restatement Effective Date) is hereby amended and restated to be in the form attached as Annex I hereto (the Original Credit Agreement, as so amended and restated, being referred to as the “Restated Credit Agreement”).

(b)  Effective as of the Second Restatement Effective Date, Schedule 2.01 to the Original Credit Agreement is hereby amended to include the information on Schedule 2.01(a) attached hereto.

(c)  Effective as of the Second Restatement Effective Date, Exhibits A, C-2 and H to the Original Credit Agreement are hereby amended and restated to be in the form of Exhibits A, C-2 and H, respectively, attached hereto.

(d)  Effective as of the Second Restatement Effective Date, the Collateral Agreement is hereby amended and restated to be in the form attached hereto as Exhibit C-2.

(e)  Effective as of the Second Restatement Effective Date, the Loan Proceeds Note is hereby amended and restated to be in the form attached hereto as Exhibit H.

SECTION 2.  Collateral and Guarantees.  (a)  Notwithstanding anything to the contrary in the Restated Credit Agreement or any other Loan Document, solely with respect to any Regulated Guarantor Subsidiary or any Regulated Grantor Subsidiary, (i) any Guarantee provided by any Regulated Guarantor Subsidiary under any Security Document shall initially be deemed not to Guarantee the Tranche B II Term Obligations, (ii) any Liens on, or other security interests in or pledges of, assets granted by such Regulated Grantor Subsidiary under any Security Document shall initially be deemed not to secure the Tranche B II Term Obligations and (iii) the Guarantee and Collateral Requirement, insofar as it relates to the Tranche B II Term Obligations, shall initially not be required to be satisfied in respect of such Regulated Guarantor Subsidiary or Regulated Grantor Subsidiary, as the case may be.  At such time as the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 shall have delivered to the Administrative Agent written notice that the Tranche B II Guarantee Permit Condition shall have been satisfied with respect to any Regulated Guarantor Subsidiary, (x) clause (i) of the first sentence of this paragraph (a) shall become inoperative with respect to such Regulated Guarantor Subsidiary and such Regulated Guarantor Subsidiary shall automatically be deemed to Guarantee the Tranche B II Term Obligations as provided in the Security Documents, and (y) the Guarantee and Collateral Requirement, insofar as it relates to Guarantees by such Regulated Guarantor Subsidiary of the Tranche B II Term Obligations, shall be required to be satisfied in respect of such Regulated Guarantor Subsidiary.  At such time as the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 shall have delivered to the Administrative Agent written notice that the Tranche B II Collateral Permit Condition shall have been satisfied with respect to any Regulated Grantor Subsidiary, (x) clause (ii) of the first sentence of this paragraph (a) shall become inoperative with respect to such Regulated Grantor Subsidiary and such Regulated Grantor Subsidiary shall automatically be deemed to grant Liens on, security interests in and pledges of its assets to secure the Tranche B II Term Obligations as provided in the Security Documents and (y) the Guarantee and Collateral Requirement, insofar as it relates to the granting of Liens, security interests and pledges to secure the Tranche B II Term Obligations shall be required to be satisfied in respect of such Regulated Grantor Subsidiary.

(b)  Each of Level 3 and the Borrower (i) will endeavor, and cause each Regulated Guarantor Subsidiary and Regulated Grantor Subsidiary to endeavor, in good faith using commercially reasonable efforts, to (A) cause the Tranche B II Guarantee Permit Condition and the Tranche B II Collateral Permit Condition to be satisfied with respect to each Regulated Guarantor Subsidiary and Regulated Grantor Subsidiary at the earliest practicable date and (ii) will cause the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 to deliver to the Administrative Agent the applicable notice referred to in paragraph (a) of this Section promptly (and in any event within 5 Business Days) following satisfaction of the Tranche B II Guarantee Permit Condition or the Tranche B II Collateral Permit Condition in respect of any Regulated Guarantor Subsidiary or Regulated Grantor Subsidiary, each of which is a Guarantor and/or Grantor with respect to any other Class of Loans.  For purposes of this Section, the requirement that Level 3, the Borrower or any Subsidiary of Level 3 use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 shall determine in good faith to be adverse or materially burdensome.  Upon the reasonable request of Level 3 or the Borrower, the Administrative Agent and the Tranche B II Term Lenders will cooperate with Level 3 and the Borrower as necessary to enable them to comply with their obligations under this Section.

(c)  For purposes of this Section, the following terms have the meanings specified below:

“Regulated Grantor Subsidiary” means Level 3 Communications, LLC, WilTel Communications, LLC, Broadwing, LLC, Broadwing Communications, LLC, TelCove Operations, LLC and Global Crossing Telecommunications, Inc.

“Regulated Guarantor Subsidiary” means Level 3 Communications, LLC, WilTel Communications, LLC, Broadwing Communications, LLC, TelCove Operations, LLC and Global Crossing Telecommunications, Inc.

“Tranche B II Collateral Permit Condition” means, with respect to any Regulated Grantor Subsidiary, that such Regulated Grantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities, if any, required in order for it to become a Grantor in respect of the Tranche B II Term Obligations under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement with respect to the Tranche B II Term Obligations, insofar as the authorizations and consents so permit.

“Tranche B II Guarantee Permit Condition” means, with respect to any Regulated Guarantor Subsidiary, that such Regulated Guarantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities, if any,  required, in order for it to become a Guarantor in respect of the Tranche B II Term Obligations under the Guarantee Agreement and to satisfy the Guarantee and Collateral

Requirement with respect to the Tranche B II Term Obligations, insofar as the authorizations and consents so permit.

SECTION 3.  Benefits of Loan Documents.  The Tranche B II Term Loans shall be entitled to all the benefits afforded by the Restated Credit Agreement and the other Loan Documents and shall benefit equally and ratably (except as provided in Section 2 above) from the Guarantees created by the Guarantee Agreement and the security interests created by the Collateral Agreement and the other Security Documents.

SECTION 4.  Representations and Warranties.  Each of Level 3 and the Borrower represents and warrants to the Lenders that:

(a)  the execution, delivery, and performance by each of Level 3, the Borrower and the other Loan Parties of this Agreement, and the consummation of the transactions contemplated hereby by each Loan Party on the Second Restatement Effective Date, are within the powers of Level 3, the Borrower or such other Loan Party, as applicable, and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action;

(b)  this Agreement has been duly executed and delivered by Level 3, the Borrower and each other Loan Party and constitutes, and each other Loan Document to which any Loan Party is a party constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)  the representations and warranties of (i) Level 3 and the Borrower contained in Article III of the Original Credit Agreement and (ii) each Loan Party contained in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that (A) the representations and warranties contained in Section 3.04(a) of the Original Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.01(a) of the Original Credit Agreement, (B) references in such representations and warranties and the definition of “Disclosed Matters” to the “Effective Date” shall be deemed to be references to the “Second Restatement Effective Date”, (C) references to “January 1, 2007” and “March 12, 2007” in the definition of “Disclosed Matters” and Section 3.04(c) shall be deemed to be references to “January 1, 2011” and “October 4, 2011”, respectively, (D) Section 3.06(a) shall be deemed to include the following phrase in the parenthetical after the words “Disclosed Matters”: “and as disclosed on Schedule 3.06 attached to the Second Amendment Agreement”, and (E) references in such representations and warranties to “Schedule 3.12” and

“Schedule 3.13” shall be deemed to be references to Schedule 3.12 and Schedule 3.13, respectively, attached hereto;

(d)  none of Level 3, the Borrower or the other Subsidiaries of Level 3 is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U of the Board).  No part of the proceeds of any Tranche B II Term Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X; and

(e)  to the extent applicable, each Loan Party is in compliance, in all material respects, with the PATRIOT Act (as defined below).

SECTION 5.  Ticking Fees.  The Borrower shall pay to each Tranche B II Term Lender a ticking fee on its Tranche B II Term Commitment for each period set forth in the table below at the rate per annum corresponding to such period.  The ticking fee shall commence accruing on the date of final allocation of the Tranche B II Term Commitments, as determined by the Lead Arrangers referred to below (the “Allocation Date”), notice of which date shall be given by the Lead Arrangers to the Borrower, and shall be payable to each Tranche B II Term Lender on the Second Restatement Effective Date, if the Second Restatement Effective Date occurs.  The ticking fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

Period	Ticking Fee Rate
From and including the Allocation Date through and including the 30th day following the Allocation Date	0%

From and including the 31st day after the Allocation Date through and including the 60th day following the Allocation Date	2.125%

From and including the 61st day after the Allocation Date through and including the 90th day following the Allocation Date	4.25%

From and including the 91st day after the Allocation Date through but excluding the Second Restatement Effective Date	The LIBO Rate for a three month Interest Period (after giving effect to the 1.50% “floor” set forth in the definition of LIBO Rate) as of the Second Restatement Effective Date, plus 4.25%

SECTION 6.  Effectiveness.  The amendment and restatement of the Original Credit Agreement and the amendment or amendment and restatement of certain schedules and exhibits thereto as set forth in Section 1 hereof, and the obligations of the Tranche B II Term Lenders to make the Tranche B II Term Loans hereunder, shall become effective on the first date (the “Second Restatement Effective Date”) on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02 of the Restated Credit Agreement):

(a)  The Administrative Agent (or its counsel) shall have received from Level 3, the Borrower, each other Loan Party, the Administrative Agent and each Tranche B II Term Lender either (i) counterparts of this Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include a fax or electronic transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

(b)  The Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunning managers for the Tranche B II Term Loans (collectively, the “Lead Arrangers”), shall have received favorable written opinions (addressed to the Administrative Agent, the Lead Arrangers and the Tranche B II Term Lenders and dated the Second Restatement Effective Date) of (i) Willkie Farr & Gallagher LLP, counsel for the Borrower, (ii) the Chief Legal Officer or an Assistant General Counsel of Level 3, (iii) Potter Anderson & Corroon LLP, Delaware local counsel, and (iv) Bingham McCutchen LLP, regulatory counsel for the Borrower, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated by this Agreement as the Administrative Agent or the Lead Arrangers shall reasonably request.

(c)  The Administrative Agent and the Lead Arrangers shall have received such documents and certificates as the Administrative Agent, the Lead Arrangers or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization by the Loan Parties of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent, the Lead Arrangers and their counsel.

(d)  The Administrative Agent and the Lead Arrangers shall have received a certificate signed by a Financial Officer of Level 3, dated the Second Restatement Effective Date, confirming satisfaction of the conditions set forth in paragraphs (e), (h), (i), (j) and (m) below and certifying that (i) the representations and warranties made by Global Crossing in the Acquisition Agreement that are material to the interests of the Lenders (but in each case only to the extent Level 3 or AcquireCo has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations and warranties or to the extent the accuracy of such representations and warranties is a condition precedent to the obligations of Level 3 or AcquireCo under the Acquisition Agreement) are true and correct in all material respects as of the Second Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) the representations and warranties set forth in Sections 4(a), 4(b), 4(d) and 4(e) hereof are true and correct as of the Second Restatement Effective Date and (iii) the representations and warranties set forth in Section 4(c) hereof relating to the representations and warranties contained in Sections 3.01, 3.02, 3.03(a), 3.03(b), 3.08, 3.16 and 3.19 of the Restated Credit Agreement (in each case, substituting all references in Section 4(c) to the “Original Credit Agreement” with references to the “Restated Credit Agreement” and all references in Section 4(c) to the “date hereof” with references to the “Second Restatement Effective Date”) are true and correct as of the Second Restatement Effective Date.

(e)  Subject to Section 2 hereof, the Guarantee and Collateral Requirement shall have been satisfied.

(f)  The Administrative Agent, the Lead Arrangers and the Tranche B II Term Lenders shall have received all fees and other amounts due and payable to them on or prior to the Second Restatement Effective Date, including the reimbursement or payment of all reasonable out-of-pocket expenses for which reasonably detailed invoices have been presented prior to the Second Restatement Effective Date (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent) incurred in connection with this Agreement.

(g)  The Administrative Agent and the Lead Arrangers shall have received (i) a completed (A) perfection certificate in the form of Annex II hereto (the “Second Restatement Effective Date Perfection Certificate”) and (B) perfection certificate in the form of Annex III hereto (the “Second Restatement Effective Date Loan Proceeds Note Perfection Certificate”), each dated the Second Restatement Effective Date and signed by a Financial Officer, in each case, together with all attachments contemplated thereby, and (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Second Restatement Effective Date Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent and the Lead Arrangers that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.05 of the Restated Credit Agreement or have been released.

(h)  The Acquisition shall have been consummated, or substantially concurrently with the borrowing of the Tranche B II Term Loans shall be consummated, in accordance with the Acquisition Agreement; provided that, without the prior consent of the Lead Arrangers, no provision of the Acquisition Agreement shall have been amended, supplemented or otherwise modified, and no provision thereof shall have been waived by Level 3, in a manner that is material and adverse to the interests of the Lenders.  Global Crossing shall have become, or substantially concurrently with the borrowing of the Tranche B II Term Loans shall become, a Wholly Owned Subsidiary of the Borrower.

(i)  Global Crossing or the Borrower shall have consummated, or substantially concurrently with the borrowing of the Tranche B II Term Loans shall consummate (or arrangements therefor reasonably satisfactory to the Lead Arrangers shall have been made), the Existing Global Crossing Debt Repayment, and all commitments and all Liens and Guarantees relating to the Indebtedness repaid or extinguished pursuant thereto shall have been, or substantially concurrently with the borrowing of the Tranche B II Term Loans shall be, terminated or released.  After giving effect to the Transactions, Global Crossing and its Subsidiaries shall have no Indebtedness other than (i) Guarantees in respect of the Loans and the Senior Notes and (ii) other Indebtedness permitted under the Restated Credit Agreement as of the Second Restatement Effective Date after giving effect to the Transactions.

(j)  The incurrence of the Tranche B II Term Loans, including the Liens and Guarantees provided in connection therewith pursuant to the Loan Documents, and the consummation of the other Transactions shall not result in (i) a Default under the Original Credit Agreement or a default or event of default under the Existing Notes, the Parent’s Indentures or any other material Indebtedness of Level 3 and its Subsidiaries or (ii) the creation or imposition of any Liens on the assets of Level 3, the Borrower, Global Crossing or any of their respective Subsidiaries (other than Liens created under the Loan Documents).

(k)  Level 3 and Global Crossing shall have made all annual and quarterly filings required to be made by them pursuant to the Securities and Exchange Act of 1934, as amended, and the Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of each of Level 3 and Global Crossing for each of the three fiscal years most recently ended at least 90 days prior to the Second Restatement Effective Date, which shall be prepared in accordance with GAAP, (ii) unaudited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of each of Level 3 and Global Crossing for each subsequent fiscal quarter ended at least 45 days prior to the Second Restatement Effective Date, which shall be prepared in accordance with GAAP, and (iii) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of Level 3 as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to clause (i) or (ii) above and for the four consecutive fiscal quarters then ended, prepared after giving effect to the Transactions and the other transactions contemplated hereby as if they had occurred as of the last day thereof (in the case of such balance sheet) or at the beginning of the four consecutive fiscal quarter period then ended (in the case of such statement of operations), in each case meeting the requirements of Regulation S-X for Form S-1 registration statements (but excluding information required by Rule 3-10 under Regulation S-X).  The financial statements required to be received by the Lead Arrangers pursuant to this paragraph (k) shall be deemed to have been received when reports containing such financial statements are posted by the applicable parties on the Securities and Exchange Commission’s website on the internet at www.sec.gov.

(l)  The Administrative Agent and the Lead Arrangers shall have received a certificate from Level 3 and the Borrower’s insurance broker as to the insurance maintained by Level 3, the Borrower and each of the Restricted Subsidiaries.

(m)  Except as disclosed in the introductory paragraph to Article III or Article IV of the Acquisition Agreement, since December 31, 2010, no (i) Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred and (ii) no Combined Material Adverse Effect shall have occurred.  For purposes of this clause (l), “Combined Material Adverse Effect” means any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, (A) is or is reasonably likely to become, materially adverse to the business, assets, financial condition, liabilities or results of operations of Level 3, Global Crossing and their respective Subsidiaries, taken as a whole; provided, however, that Combined Material Adverse Effect shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to (1) general economic conditions, (2) the industries in which the Level 3, Global Crossing and their respective Subsidiaries operate, (3) changes in law, (4) changes in GAAP, (5) the negotiation, execution, announcement, pendency or performance of the Acquisition Agreement and the Amalgamation Agreement (as defined in the Acquisition Agreement) or the transactions contemplated thereby or the consummation of the transactions contemplated by the Acquisition Agreement and the Amalgamation Agreement, (6) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of the Acquisition Agreement, and (7) earthquakes, hurricanes, floods, or other natural disasters, except, in the case of the foregoing clauses (1) and (2), to the extent that such event, change, circumstance, effect, development or state of facts affects Level 3, Global Crossing and their respective Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industries in which Level 3, Global Crossing and their respective Subsidiaries operate, or (B) would prevent or materially impair or materially delay the ability of Level 3 or Global Crossing to perform its obligations under the Acquisition Agreement and the Amalgamation Agreement or to consummate the transactions contemplated thereby.

(n)  The Administrative Agent and the Lead Arrangers shall have received a certificate signed by the chief financial officer of Level 3, dated the Second

Restatement Effective Date, certifying (i) with respect to the incurrence of the Tranche B II Term Loans and the Senior Notes, as to compliance with the Original Credit Agreement, the Existing Notes, the Parent’s Indentures and any other material Indebtedness of Level 3 and its Subsidiaries and (ii) that, immediately following the making of the Tranche B II Term Loans on the Second Restatement Effective Date and after giving effect to the application of the proceeds of the Tranche B II Term Loans and the other Transactions, (A) the fair value of the assets of Level 3 and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (B) the present fair saleable value of the property of Level 3 and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) Level 3 and its Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (D) Level 3 and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Second Restatement Effective Date.

(o)  The Administrative Agent and the Lead Arrangers shall have received executed copies of the 8.125% Notes Indenture, any 8.125% Notes Supplemental Indentures and the 8.125% Offering Proceeds Note.

(p)  At least 3 Business Days prior to the Second Restatement Effective Date, the Administrative Agent shall have received a fully completed and executed notice of borrowing with respect to the Tranche B II Term Loans, together with a break-funding letter agreement in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers.

(q)  At least 5 Business Days prior to the Second Restatement Effective Date, the Lead Arrangers shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (the “PATRIOT Act”), that is requested at least 5 Business Days prior to the date when delivery is required to be made under this paragraph (q).

The Administrative Agent shall notify Level 3, the Borrower and the Lenders of the Second Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 7.  Consent to Additional Amendments to the Restated Credit Agreement.  Each Tranche B II Term Lender hereby agrees that the Restated Credit Agreement and the Security Documents shall be amended (the “Covenant Amendment”) in the manner set forth in this Section 7.  The Covenant Amendment shall become effective on the date on which the Administrative Agent (or its counsel) shall have received executed counterparts to an amendment, consent or other agreement implementing the Covenant Amendment signed on behalf of Level 3, the Borrower, the Administrative Agent and such additional Lenders that, when taken together with the Tranche B II Term Lenders consenting to the Covenant Amendment pursuant to this Agreement, constitute the Required Lenders as of such date.  Each Tranche B II Term Lender hereby agrees that any assignee of any Tranche B II Term Loan on or after the Second Restatement Effective Date shall take such Tranche B II Term Loan subject to, and shall be bound by, the consent to the Covenant Amendment provided by the Tranche B II Term Lenders pursuant to this Agreement.

(a)  Section 1.01 of the Restated Credit Agreement shall be amended by inserting the following new definitions in appropriate alphabetical order:

(i)  “‘Permitted First Lien Intercreditor Agreement’ means a First Lien Intercreditor Agreement, in substantially the form of Exhibit I, by and between the Collateral Agent and any “Additional Collateral Agent” referred to therein, Level 3, the Borrower and the other Loan Parties.”

(ii)  “‘Permitted First Lien Refinancing Indebtedness’ means refinancing Indebtedness of a Loan Party permitted to be Incurred under Section 6.01(b)(viii) and Section 6.02(b)(vi); provided that (a) such Indebtedness is permitted to be Incurred under the provisions of all other Material Indebtedness of Level 3 and its Subsidiaries outstanding at the time of Incurrence thereof, (b) such Indebtedness is Incurred in respect of any Class or Classes of Loans under this Agreement permitted to be Incurred under Section 6.01(b)(ii) and Section 6.02(b)(ii) or in respect of any other Permitted First Lien Refinancing Indebtedness that, when Incurred, met the requirements of this definition, (c) on the date of Incurrence of such Indebtedness, Loans (of such Class or Classes as designated by the Borrower) shall be permanently prepaid pursuant to Section 2.05(a), or other Permitted First Lien Refinancing Indebtedness shall be permanently prepaid, redeemed, defeased, retired or repurchased, in an aggregate principal amount (or if issued at a discount, in an aggregate Accreted Value amount), plus accrued interest thereon and any premium and expenses payable in connection therewith as permitted by Section 6.01(b)(viii) and Section 6.02(b)(vi), at least equal to the aggregate principal amount of such refinancing Indebtedness (and any related commitments outstanding in respect of such Loans or other Indebtedness so refinanced shall be permanently reduced by a corresponding amount), (d) such Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the latest Maturity

Date in effect at the time of Incurrence of such Indebtedness and (e) such Indebtedness has a weighted average life to maturity equal to or greater than the greatest weighted average life to maturity of any Class of Loans outstanding at the time of such designation.”

(b)  The definition of “Collateral” contained in Section 1.01 of the Restated Credit Agreement shall be amended and restated in its entirety as follows:

“‘Collateral’ means any and all “Collateral”, as defined in any applicable Security Document (other any Permitted First Lien Intercreditor Agreement). It is understood that the Collateral shall not include Excluded Collateral (as defined in the Collateral Agreement).”

(c)  The definition of “Security Documents” contained in Section 1.01 of the Restated Credit Agreement shall be amended by inserting the words “, any Permitted First Lien Intercreditor Agreement” immediately following the words “any Loan Proceeds Note Guarantee”.

(d)  Section 2.05(b) of the Restated Credit Agreement shall be amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, any Excess Proceeds required to be applied to Loans pursuant to this Section 2.05(b) shall be applied ratably among the Loans and, to the extent required by the terms of any Permitted First Lien Refinancing Indebtedness, the principal amount of such Permitted First Lien Refinancing Indebtedness then outstanding, and the prepayment of the Loans required pursuant to this Section 2.05(b) shall be reduced accordingly.”

(e)  Clause (ii) of Section 6.01(b) of the Restated Credit Agreement shall be amended by inserting the following proviso at the end of such clause, immediately prior to the semicolon:

“; provided, however, that solely for the purposes of the establishment of any revolving credit commitments or any class of term loans pursuant to Section 9.02(d), this clause (ii) shall also permit the Incurrence of Permitted First Lien Refinancing Indebtedness”

(f)  Clause (ii) of Section 6.02(b) of the Restated Credit Agreement shall be amended by inserting the following proviso at the end of such clause, immediately prior to the semicolon:

“; provided, however, that solely for the purposes of the establishment of any revolving credit commitments or any class of term loans pursuant to Section 9.02(d), this clause (ii) shall also permit the Incurrence of Permitted First Lien Refinancing Indebtedness”

(g)  Clause (1) of Section 6.05(ii) of the Restated Credit Agreement shall be amended and restated in its entirety as follow:

“(1) pursuant to the Loan Documents to secure Indebtedness permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or Permitted First Lien Refinancing Indebtedness Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02);”

(h)  Section 6.05(ii) of the Restated Credit Agreement shall be amended by (i) deleting the word “and” appearing immediately after the semicolon at the end of Clause (3), (ii) inserting the word “and” immediately after the semicolon at the end of Clause (4) and (iii) adding a new Clause (5) as follows:

“(5) on the Collateral to secure Permitted First Lien Refinancing Indebtedness; provided that such Liens are subject to a Permitted First Lien Intercreditor Agreement and are permitted under the provisions of all Material Indebtedness of Level 3 and its Subsidiaries at the time such Liens are incurred;”

(i)  A new Section 6.14 shall be added to the Restated Credit Agreement as follows:

“SECTION 6.14.  Amendments to Permitted First Lien Refinancing Indebtedness.  Level 3 shall not, and shall not permit any Restricted Subsidiary to, amend, supplement or otherwise modify (pursuant to waiver or otherwise) the terms and conditions of any documentation governing any Permitted First Lien Refinancing Indebtedness in violation of the terms of the applicable Permitted First Lien Intercreditor Agreement.”

(j)  A new Section 9.17 shall be added to the Restated Credit Agreement as follows:

“SECTION 9.17.  Permitted First Lien Intercreditor Agreements.  The Lenders acknowledge that obligations of the Loan Parties under any Permitted First Lien Refinancing Indebtedness will be secured by Liens on assets of Level 3, the Borrower and the other Loan Parties that constitute Collateral.  At the request of the Borrower, the Collateral Agent shall enter into a Permitted First Lien Intercreditor Agreement establishing the relative rights of the Secured Parties and of the secured parties under the Permitted First Lien Refinancing Indebtedness with respect to the Collateral.  The Administrative Agent, the Collateral Agent, and each Lender, for itself and on behalf of any Secured Party that is a successor, assignee or Related Party of such Person, hereby irrevocably (a) consents to the treatment of Liens to be provided for under any such Permitted First Lien Intercreditor Agreement, (b) authorizes and directs the Collateral Agent to execute and deliver any such Permitted First Lien Intercreditor Agreement and any documents relating thereto, in each case on behalf of the Administrative Agent, the Collateral Agent, each Lender and the other Secured Parties without any further consent, authorization or other action by any Lender, (c) agrees that, upon the execution and delivery thereof, each the Administrative Agent, the Collateral Agent, each Lender and each other Secured Party will be bound by the provisions of any such Permitted First Lien Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any such Permitted First Lien Intercreditor Agreement and (d) agrees that no Lender or other Secured Party shall have any right of action whatsoever against the Collateral Agent or the Administrative Agent as a result of any action taken by the Collateral Agent or the Administrative Agent pursuant to this Section 9.17 or in accordance with the terms of any such Permitted First Lien Intercreditor Agreement.  Each Lender hereby further irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to enter into such amendments, supplements or other modifications to any Permitted First Lien Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Obligations and any Permitted First Lien Refinancing Indebtedness as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and the other Secured Parties and without any further consent, authorization or other action by any Lender.  The Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section 9.17 or in accordance with the terms of any such Permitted First Lien Intercreditor Agreement to the full extent thereof.”

(k)  A new Exhibit I shall be added to the Restated Credit Agreement in the form of Exhibit I attached hereto.

(l)  Any provision of any Security Document may be amended, supplemented or otherwise modified by an agreement in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto to effect such changes as the Borrower and the Administrative Agent shall determine are reasonably necessary to facilitate the implementation of any Permitted First Lien Intercreditor Agreement so long as such amendment, supplement or other modification is not adverse to the Lenders.

SECTION 8.  Effect of Amendment and Restatement; No Novation.  (a)  Except as expressly set forth herein and in the Restated Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or the Lenders under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations (including, for the avoidance of doubt, any guarantee obligations and indemnity obligations of the Guarantors), covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.

(b)  From and after the Second Restatement Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall refer to the Original

Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement.  This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(c)  Neither this Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release any Guarantee thereof.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Original Credit Agreement or the Guarantee Agreement, which shall remain in full force and effect, except as modified hereby and by the Restated Credit Agreement.  Nothing expressed or implied in this Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Original Credit Agreement or any Loan Party under any Loan Document (as defined in the Original Credit Agreement) from any of its obligations and liabilities thereunder.

SECTION 9.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

SECTION 10.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.  Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

LEVEL 3 COMMUNICATIONS, INC.,

by:	/s/ Robin E. Grey
Name: Robin E. Grey
Title: Senior Vice President and Treasurer

LEVEL 3 FINANCING, INC.,

by:	/s/ John M. Ryan
Name: John M. Ryan
Title: Executive Vice President and Chief Legal Officer

BROADWING, LLC,

BROADWING COMMUNICATIONS, LLC,

BTE EQUIPMENT, LLC,

ELDORADO EQUIPMENT, INC.,

LEVEL 3 COMMUNICATIONS, LLC,

LEVEL 3 ENHANCED SERVICES, LLC,

LEVEL 3 INTERNATIONAL, INC.,

TELCOVE OPERATIONS, LLC,

WILTEL COMMUNICATIONS, LLC,

by:	/s/ Neil J. Eckstein
Name: Neil J. Eckstein
Title: Senior Vice President

MERRILL LYNCH CAPITAL CORPORATION,
Individually, and as Administrative Agent and
Collateral Agent,

by:	/s/ Antonikia (Toni) Thomas
Name: Antonikia (Toni) Thomas
Title: Vice President

BANK OF AMERICA, N.A.,
as Tranche B II Term Lender,

by:	/s/ Scott Tolchin
Name: Scott Tolchin
Title: Managing director